UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2005, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that it has agreed to sell $500 million of 5.875% senior notes due 2015 (the “2015 Notes”) and $400 million of 5.625% senior notes due 2012 (the “2012 Notes”) in a private placement. The 2015 Notes and 2012 Notes each will be sold at 99.5% of principal amount, resulting in an effective annual interest rate of 5.94% on the 2015 Notes and an effective annual interest rate of 5.71% on the 2012 Notes. The Registrant expects to complete the sale of the 2015 Notes and the 2012 Notes next week. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Neither this report nor the news release is an offer to sell or a solicitation of an offer to buy the securities described herein. The Registrant is offering the 2015 Notes and the 2012 Notes in reliance upon exemptions from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. The securities to be offered have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or a applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated September 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: September 9, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President
and Chief Financial Officer